Exhibit 99.1

Hyperscale Data Declares Monthly Cash Dividend of $0.2708333 Per Share of 13.00% Series D Cumulative Redeemable Perpetual Preferred Stock

Company Elects to Defer Monthly Cash Dividend on 10.00% Series E Preferred Stock

LAS VEGAS--(BUSINESS WIRE) – December 20, 2024 – Hyperscale Data, Inc. (NYSE American: GPUS), a diversified holding company (“Hyperscale Data” or the “Company”), today announced that its Board of Directors (the “Board”) has declared a monthly cash dividend of $0.2708333 per share of the Company’s outstanding 13.00% Series D Cumulative Redeemable Perpetual Preferred Stock (the “Series D Preferred Stock”). The record date for this dividend is December 31, 2024, and the payment date is Friday, January 10, 2025.

Link to NYSE quote for the Company’s Series D Preferred Stock: https://www.nyse.com/quote/XASE:GPUSpD

The Company further announced today that the Board has elected not to declare a monthly cash dividend on its outstanding 10.00% Series E Cumulative Redeemable Perpetual Preferred Stock (the “Series E Preferred Stock”) for the month ending December 31, 2024. The certificate of designations for the Series E Preferred Stock permits the Company to defer up to 12 consecutive monthly dividend payments on the Series E Preferred Stock without such deferrals being considered missed (a “Permitted Deferral”). The Company notes that the dividend is a cumulative dividend that accrues for payment in the future.

Hyperscale Executive Chairman Milton “Todd” Ault III stated, “The Company remains committed to paying consistent dividends as evidenced by the Company never missing a dividend payment on the Series D Preferred Stock since its inception in June 2022. The just-declared dividend payment for the Series D Preferred Stock will be the 30th consecutive dividend payment. As the Series E Preferred Stock was just issued to stockholders as a dividend, the Company always anticipated electing to defer this month’s dividend, which is why Permitted Deferrals were included in the certificate of designations. We anticipate declaring and paying out the deferred dividend payment sometime in 2025.”

For more information on Hyperscale Data and its subsidiaries, Hyperscale Data recommends that stockholders, investors, and any other interested parties read Hyperscale Data’s public filings and press releases available under the Investor Relations section at hyperscaledata.com or available at www.sec.gov.

About Hyperscale Data, Inc.

Hyperscale Data is transitioning from a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact to becoming solely an owner and operator of data centers to support high performance computing services. Through its wholly and majority-owned subsidiaries and strategic investments, Hyperscale Data owns and operates a data center at which it mines digital assets and offers colocation and hosting services for the emerging artificial intelligence ecosystems and other industries. It also provides, through its wholly owned subsidiary, Ault Capital Group, Inc., mission-critical products that support a diverse range of industries, including an artificial intelligence software platform, social gaming platform, equipment rental services, defense/aerospace, industrial, automotive, medical/biopharma and hotel operations. In addition, Hyperscale Data is actively engaged in private credit and structured finance through a licensed lending subsidiary. Hyperscale Data’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; Hyperscale Data, Inc.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties.

Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8- K. All filings are available at www.sec.gov and on the Company’s website at www.hyperscaledata.com.

Hyperscale Data Investor Contact:

IR@hyperscaledata.com or 1-888-753-2235